Exhibit 99.(a)(2)

JOHN HANCOCK FUNDS II

Amendment to Appendix B of the
Amended and Restated Agreement and Declaration of Trust
of
John Hancock Funds II

It is hereby stated that:

1.
This document relates to a business trust created by an Agreement and Declaration of Trust, which was filed with the Secretary of The Commonwealth of Massachusetts on June 28, 2005 under the name John Hancock Funds II (the “Trust”).

2.	The Trust operates pursuant to an Amended and Restated Agreement and Declaration of Trust dated January 22, 2016, as amended or restated from time to time (the “Declaration of Trust”).

3.
The Trustees of the Trust, acting pursuant to Article VIII, Section 8.3 of the Declaration of Trust, amended and restated Article VIII, Section 8.4 of the Declaration of Trust in its entirety on March 10, 2016 (the “Amendment”), and that the Amendment was filed with the Secretary of The Commonwealth of Massachusetts on March 17, 2016.

4.
At a meeting on March 21-23, 2017, the Board of Trustees of the Trust approved the Amendment with respect to Retirement Income 2040 Fund (the “Fund”), a series of the Trust, pending approval of the Initial Sole Shareholder of the Fund.

5.	On May 18, 2017, the Initial Sole Shareholder of the Fund approved the Amendment with respect to the Fund.

6.	Exhibit A hereto reflects the amended and restated Appendix B to the Declaration of Trust effective May 18, 2017.

IN WITNESS WHEREOF, I have affixed my signature this 18th day of May, 2017.

JOHN HANCOCK FUNDS II

By:	/s/ Ariel Ayanna
Ariel Ayanna
Assistant Secretary

EXHIBIT A

Appendix B

The Retirement Funds (as such term is used in Section 8.4 of the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II) consist of:

Multi-Index 2060 Preservation Portfolio (formerly Retirement Choices at 2060 Portfolio)
Multi-Index 2055 Preservation Portfolio (formerly Retirement Choices at 2055 Portfolio)
Multi-Index 2050 Preservation Portfolio (formerly Retirement Choices at 2050 Portfolio)
Multi-Index 2045 Preservation Portfolio (formerly Retirement Choices at 2045 Portfolio)
Multi-Index 2040 Preservation Portfolio (formerly Retirement Choices at 2040 Portfolio)
Multi-Index 2035 Preservation Portfolio (formerly Retirement Choices at 2035 Portfolio)
Multi-Index 2030 Preservation Portfolio (formerly Retirement Choices at 2030 Portfolio)
Multi-Index 2035 Preservation Portfolio (formerly Retirement Choices at 2025 Portfolio)
Multi-Index 2020 Preservation Portfolio (formerly Retirement Choices at 2020 Portfolio)
Multi-Index Income Preservation Portfolio (formerly Retirement Choices at 2015 Portfolio)
Multimanager 2060 Lifetime Portfolio (formerly Retirement Living through 2060 Portfolio)
Multimanager 2055 Lifetime Portfolio (formerly Retirement Living through 2055 Portfolio)
Multimanager 2050 Lifetime Portfolio (formerly Retirement Living through 2050 Portfolio)
Multimanager 2045 Lifetime Portfolio (formerly Retirement Living through 2045 Portfolio)
Multimanager 2040 Lifetime Portfolio (formerly Retirement Living through 2040 Portfolio)
Multimanager 2035 Lifetime Portfolio (formerly Retirement Living through 2035 Portfolio)
Multimanager 2030 Lifetime Portfolio (formerly Retirement Living through 2030 Portfolio)
Multimanager 2025 Lifetime Portfolio (formerly Retirement Living through 2025 Portfolio)
Multimanager 2020 Lifetime Portfolio (formerly Retirement Living through 2020 Portfolio)
Multimanager 2015 Lifetime Portfolio (formerly Retirement Living through 2015 Portfolio)
Multimanager 2010 Lifetime Portfolio (formerly Retirement Living through 2010 Portfolio)
Multi-Index 2060 Lifetime Portfolio (formerly Retirement Living through II 2060 Portfolio)
Multi-Index 2055 Lifetime Portfolio (formerly Retirement Living through II 2055 Portfolio)
Multi-Index 2050 Lifetime Portfolio (formerly Retirement Living through II 2050 Portfolio)
Multi-Index 2045 Lifetime Portfolio (formerly Retirement Living through II 2045 Portfolio)
Multi-Index 2040 Lifetime Portfolio (formerly Retirement Living through II 2040 Portfolio)
Multi-Index 2035 Lifetime Portfolio (formerly Retirement Living through II2035 Portfolio)
Multi-Index 2030 Lifetime Portfolio (formerly Retirement Living through II 2030 Portfolio)
Multi-Index 2025 Lifetime Portfolio (formerly Retirement Living through II 2025 Portfolio)
Multi-Index 2020 Lifetime Portfolio (formerly Retirement Living through II 2020 Portfolio)
Multi-Index 2015 Lifetime Portfolio (formerly Retirement Living through II 2015 Portfolio)
Multi-Index 2010 Lifetime Portfolio (formerly Retirement Living through II 2010 Portfolio)
Retirement Income 2040 Fund

Amended: March 22, 2016; April 11, 2016; May 18, 2017

B-1